EXHIBIT 10.1


THIS AGREEMENT is made the 6th day of May 1994
BETWEEN


(1) BRITISH GAS EXPLORATION AND PRODUCTION LIMITED, a company incorporated in England and Wales and having its registered office at Rivermill House, 152
          Grosvenor Road, London SW1V 3JL (hereinafter referred to as "the SELLER"); and

(2) GLOBAL MARINE INC. having its registered office at 777N. Eldridge Road, Houston, Texas 77079-4416, USA
          (hereinafter referred to as "the Buyer").


Whereas the SELLER shall sell and the BUYER shall buy the Vessel "Bay Driller" and whereas the SELLER and the BUYER accept as a precondition to the sale of the Vessel that the Vessel shall be removed from the British Register of Shipping and that the entry in Registry relating thereto shall be closed.


IT IS HEREBY AGREED AS FOLLOWS:


1.0       DEFINITIONS

1.1 In this Agreement the following words shall have the following meanings:

          "Contract" means these terms and conditions and Appendix 1, Appendix B and Appendix C hereto.

          "Delivery" means delivery of the Vessel by the SELLERS and acceptance thereof by the BUYER and the passing of title in the Vessel from the SELLER to the BUYER by delivery of Bills of Sale in accordance with Clause 7.

          "Deposit" means the sum of NINE HUNDRED AND TWENTY
          FIVE THOUSAND POUNDS sterling payable by the BUYER to the SELLER upon signature of the Contract by the BUYER and the SELLER.

          "Purchase Price" means the sum of NINE MILLION TWO
          HUNDRED AND FIFTY THOUSAND POUNDS STERLING.

          "Vessel" means "Bay Driller" jack-up drilling unit.







2.0       PAYMENT

2.1       Deposit

          As a security for the correct fulfilment of this Contract, BUYER shall pay a deposit within 5 days of signing this Sale Agreement.

          The Deposit shall be paid to SELLER to account number and bank details set forth in Clause 2.2 by telegraphic transfer.


          The above monies are to be free of bank charges and other deductions to the SELLER and be paid on signature of this Contract by both parties. Any fee subsequently charged for holding said Deposit, shall be borne by the SELLER.

          Any interest on this account shall be paid to SELLER.

2.2       Purchase Price

          The Purchase Price, less that amount paid as the Deposit, shall be paid by telegraphic transfer to the British Gas Exploration and Production Limited bank account number 90090042, held at the following branch of Barclays Bank plc:

          Holborn and Chancery Lane
          147 Holborn
          London  EC1N 2NV

          Sort Code: 20-41-41

          The above monies are to be free of bank charges and other deductions to the SELLER on Delivery.


3.0       INSPECTION

          The BUYER has been provided with an opportunity to inspect the Vessel and all relevant records to its satisfaction and has accepted the same.


4.0       TIME AND PLACE OF DELIVERY OF THE VESSEL

4.1 Delivery of the Vessel shall take place offshore in the Morecambe Field.

          Expected date of delivery 01 October 1994.





4.2 If the Vessel becomes a total or constructive or compromised total loss before Delivery, the Contract shall terminate in which event the Deposit shall be returned forthwith to the Buyer together with interest on the Deposit calculated at 5% per annum for the period the Deposit is held by Seller.

4.3 The precise time of Delivery shall be evidenced by execution by the SELLERS and BUYERS of a Protocol of Acceptance and Delivery.


5.0       PARTIAL LOSS

          In the event that the Vessel shall sustain damage not amounting to a total loss or constructive or compromised total loss prior to the Delivery:

          (i) The SELLER hereby agrees to repair the Vessel to the operational conditions (in all material respects) prevailing on the date of the BUYER's inspection of the Vessel, fair wear and tear excepted.

          (ii) If the Vessel shall be repaired to the standard specified in Clause 5 (i) within 120 days after the date on which the Vessel sustained the partial loss, the BUYER shall be obliged to purchase the Vessel and the SELLER shall deliver the Vessel for an amount equal to the Purchase Price less any Deposit paid, promptly after such repair shall be completed, but not earlier than the Delivery specified in Clause 4.

          (iii) In the event that the Vessel is not repaired within such 120 day period or it shall be demonstrably and manifestly obvious that the Vessel cannot be repaired to the standards specified in Clause 5 (i) within 120 days after the date on which the Vessel sustained the partial loss, the BUYER has the right to terminate this Agreement with no liability to the SELLER, in which event the Deposit shall be returned forthwith to the BUYER together with interest on the Deposit calculated at 5% per annum for the period the Deposit is held by SELLER.












6.0       DELIVERY OF SPARES AND OTHER ITEMS

6.1 All spare parts and spare equipment belonging to the Vessel used or unused whether on board or not (but not spares on order) shall become the BUYERS' property at Delivery. Spare parts not on board the Vessel shall be delivered to the SELLERS' warehouse at locations detailed in Appendix 1. The SELLER shall give written notice to the BUYER that such spares are ready for collection by the BUYER at the locations detailed in Appendix 1, and if the BUYER fails to collect such spares within 7 days of such notice, then the BUYER shall pay to the SELLER reasonable storage charges for each day up to the date on which it collects such spares.

6.2 The SELLERS are not required to replace spare parts which are taken out of inventory and used as replacements prior to Delivery, but any replaced items shall become the property of the BUYER at the time of Delivery.

6.3 The SELLERS have the right to take ashore crockery, plate, cutlery, linen and other articles bearing the SELLER's flag or name, provided they replace same with similar unmarked items. Captain's Officer's and Crew's personal belongings are excluded from the sale.

6.4 Appendix 1 lists equipment that is included in the sale but which is located ashore and Appendix B lists equipment on board the Vessel but which is excluded from the sale by SELLER.


7.0       DOCUMENTATION

7.1 In exchange for payment of the Purchase Price the SELLER shall furnish the BUYER with legal Bills of Sale in respect of all shares in the Vessel free from all encumbrances and maritime liens or any other debts whatsoever, duly notarially attested and authenticated by the Panamanian consulate together with a certificate stating that the Vessel is free from registered encumbrances.

          On receipt of payment, the SELLER shall (unless the BUYER intends to maintain the Vessel under the British
          Flag) provide for the deletion of the Vessel from the Register of Shipping in London and deliver a certificate of deletion to the BUYER within 3 days. The BUYER undertakes to notify the SELLER of the intended flag of the Vessel after Delivery not less than seven (7) days prior to the date notified for Delivery pursuant to Clause 4.1.



7.2 The SELLER shall, at the time of Delivery, deliver to the BUYER all certificates, plans and other records and documents relating to the Vessel which are on board the Vessel or onshore. The SELLER may keep the log books, but the BUYER shall have the right to take copies of same. Technical documentation relating to the Vessel which may be in the SELLER's possession shall promptly, upon the BUYER's instructions, be forwarded to the BUYER.


8.0       ENCUMBRANCES

8.1 The SELLER warrants that the Vessel and all spares sold pursuant hereto at the time of Delivery are free from all encumbrances and maritime or other liens or any other debts whatsoever.

8.2 The SELLER shall indemnify the BUYER against all consequences of any claims in respect of such encumbrances, liens or debts against the Vessel incurred prior to Delivery.


9.0       TAXES

9.1 Any taxes, fees and expenses in connection with the registration of the Vessel in the BUYER's name shall be for the BUYER's account.

9.2 The Purchase Price shall be exclusive of UK VAT or duties or other taxes (if applicable); the BUYER shall pay any other duty or taxes to the appropriate recipient, and, if such duty or taxes are to be assessed both on the Vessel and it's associated spare parts and equipment ashore and on board against the SELLER, to the SELLER at the time of payment of the Purchase Price.


10.0      EXPENSES PENDING DELIVERY

          As from Delivery the BUYER shall pay the day to day running costs and expenses of the Vessel.

          The BUYER shall reimburse the SELLER promptly on demand for any such cost necessarily incurred by the SELLER for which the BUYER is responsible and at Delivery (and as a condition thereof) shall pay to the SELLER any amounts then outstanding.


11.0      CONDITION ON DELIVERY

11.1 The Vessel with everything belonging to her shall be at the SELLER's risk and expense until Delivery but subject to the conditions of this Contract, she shall be delivered and taken over as she is at the time of inspection, fair wear and tear excepted.

11.2 The Vessel shall be delivered "AS IS CURRENT LOCATION" i.e. offshore in the Morecambe Field in substantially the same condition as when inspected, fair wear and tear accepted. The SELLER warrant good title to the Vessel, but save as is otherwise expressly provided herein, make no other warranty or representation in relation to the Vessel and the BUYER expressly agrees and acknowledge that, save as is otherwise expressly provided herein, no other warranty or representation of any kind is or has been given by or on behalf of the SELLER in relation to the Vessel. The BUYER confirms that they have not relied on any warranty or representation by law or otherwise, save as is otherwise expressly provided herein, in relation to the Vessel, including, without limitation, any warranties or representations, express or implied as to the description, seaworthiness, merchantability, fitness for purpose, trade to any port, value, condition, design or operation of any kind or nature of the Vessel.

11.3 Upon delivery the BUYER undertakes to change the name of the Vessel and remove SELLER's logo.

11.4 Seller shall provide BUYER with a Certificate of Fitness ("COF") free of outstanding recommendations existing at the date of execution of this Agreement. SELLER shall provide a COF with an expiration date of 31st August 1998 on delivery. Thereafter, SELLER's obligations in relation to the COF shall cease.
          Safety case items which involve physical modifications to the Vessel but which are not required for the COF shall not, unless otherwise decided by SELLER, be implemented by SELLER before 30th September 1994.

          In the event that SELLER retains the Vessel under bareboat charter conditions such physical modifications shall only be implemented by the SELLER after 01 July 1995, unless otherwise decided by SELLER. If SELLER implements any modifications after transfer of ownership, BUYER shall accept costs directly charged to SELLER for such modifications up to a maximum cost of 200,000 POUNDS STERLING.

          During the time of any bareboat charter SELLER shall remain responsible for Safety Case Administration including any actions with respect to HSE.



12.0      BUYER'S DEFAULT

12.1 If the BUYER fails to pay the Purchase Price on Delivery or otherwise fail to accept the Delivery in accordance with the terms of the Contract, the SELLER has the right to terminate the Contract and retain the Deposit.

12.2 The BUYER shall make due compensation for the losses, excluding consequential losses, caused to the SELLER arising out of the BUYER's failure to perform their obligation hereunder. The SELLER shall be entitled to claim compensation and for all expenses together with interest at UK Sterling 3 month LIBOR rate (as quoted in the Financial Times published in London by the reference banks at 11.00 am on each working day) plus 2% calculated on a day to day basis from the time of termination of the Contract until the time of payment.


13.0      SELLER'S DEFAULT

13.1 If the SELLER fails to execute a legal transfer of the Vessel or to deliver the Vessel in accordance with the terms of the Contract prior to the date set out in Clause 4, the BUYER shall have the right to cancel the Contract and the SELLER shall refund the Deposit together with interest on the Deposit calculated at 5% per annum for the period the Deposit is held by SELLER.

13.2 The SELLER shall make due compensation for the losses, excluding consequential losses, caused to the BUYERS by failure to deliver the Vessel in accordance with the terms of the Contract if such losses arise by reason of the negligence of the SELLER, together with interest at the rate and for the period set out in Clause 12.2.


14.0      CONSEQUENTIAL LOSS

          Notwithstanding any provision to the contrary, in no event with either party be liable to the other for any indirect, special or consequential damages, including any damages for loss of profit.


15.0      ARBITRATION

15.1 If any dispute should arise in connection with the interpretation and fulfilment of the Contract, the same shall be decided by arbitration in the City of London and shall be referred to a single Arbitrator to be appointed by the parties hereto. If the parties cannot agree upon the appointment of the single Arbitrator, the dispute shall be settled by three Arbitrators, each party appointing one Arbitrator, the third being appointed by the President for the time being of the London Maritime Arbitrators Association. If either of the appointed Arbitrators refuses or is incapable of acting, the party who appointed him shall appoint a new arbitrator in his place.

15.2 If one of the parties fails to appoint an Arbitrator - either originally or by way of substitution - for two weeks after the other party having appointed his Arbitrator has sent the party making default notice by mail or telex to make the appointment, the party appointing the third Arbitrator shall, after application from the party having appointed his Arbitrator, also appoint an Arbitrator on behalf of the party making default.

15.3 The award rendered by Arbitration shall be final and binding upon the parties and may if necessary be enforced by the Courts or any other competent authority in the same manner as a judgement in the Court of Justice.

15.4 The Contract shall be subject to and construed in accordance with the laws of England.

16.0      ENTIRE AGREEMENT

          The Contract represents the entire agreement between the SELLER and the BUYER in respect of the sale and purchase of the Vessel, and any and all agreements, representations, communications or understandings of any party made prior to the date of the Contract are excluded unless expressly set out herein.

17.0      NOTICES

17.1      All notices to the BUYER shall be sent to:

          Mr J L McCulloch, Vice President and General Counsel
          777N. Eldridge Road
          Houston, Texas, 77079-4416
          U.S.A.

          Tel:      713,596,5837
          FAX:      713,596,5196
          TELEX:    765558








          and all notices to the SELLER shall be sent to:

          Mr R J Baxter
          Divisional Logistics and Contracts Manager
          British Gas Exploration and Production Limited
          Building C, 100 Thames Valley Park Drive
          Reading, Berkshire RG6 1PT

          TEL:      0734 353222
          FAX:      0734 292998
          TELEX:    846231

17.2 All notices shall be in writing and may be delivered by hand or sent by registered post or telex or facsimile. In the absence of evidence to the contrary, a notice sent by registered post shall be deemed received on the date falling 7 days after the date of posting, and, if delivered by hand or sent by telex (provided correct answerback received) or facsimile, on the date of delivery or transmission. Notices received or deemed received outside normal office hours at the place of receipt shall be deemed received on the day when offices in the place of receipt are next open.


18.0      CONFIDENTIALITY

          All details of the sale negotiations shall be kept strictly private and confidential so far as is reasonably practicable. The SELLER and the BUYER shall agree a joint press statement to be made at a mutually acceptable time.


19.0      CHARTERBACK OPTIONS


          The BUYER agrees to give the SELLER the following demise charter options:-

          (a) 1st October 1994 to 31st December 1994 inclusive at a day rate of US $5,000;

          (b) 1st January 1995 to 31st March 1995 inclusive at a day rate of US $10,000;

          (c) 1st April 1995 to 30th June 1995 inclusive at a day rate of US $10,000;

          (d) 1st July 1995 to 30th September 1995 inclusive at a day rate of US $10,000.

          (e) 1st October 1995 to 31st December 1995 inclusive at a day rate of US $10,000.

          Each option shall be declared by the SELLER to the BUYER 60 days in advance.

          The terms and conditions under which such charter shall be governed are set out in Appendix C.


20.0      ASSIGNMENT


          Buyer shall be entitled to assign the Sale Agreement and all rights and obligations thereunder to any of Buyers wholly owned subsidiaries at any time prior to the closing date.


21.0      BUYERS PERSONNEL


          (a) Buyer shall be entitled to place on board the Vessel a mutually agreed number of personnel (minimum of 1/maximum of 3 based on available beds) from the date of execution of this Contract until Delivery. The Buyer shall be responsible for the costs to place Buyer's personnel on board the Vessel, their salaries and benefits, and the costs of transportation between their point of origin and the heliport for departure to the Rig. Seller will at its cost provide scheduled helicopter transport between the heliport and the Vessel, catering and accommodations services onboard the Vessel for Buyer's personnel.

          (b) Buyer shall release, indemnify, defend and hold Seller harmless from any claim or liability for injury or death to Buyer's personnel assigned to the Vessel, regardless of the cause, fault or negligence of Seller, its contractors on board the Vessel or their respective officers, directors, employees, or agents. Seller shall release, indemnify, defend and hold Buyer harmless from any claim or liability for damage to Seller's property and for injury or death to Seller's personnel and those of Seller's contractors on board the Vessel, regardless of the cause, fault or negligence of Buyer, its contractors or their respective officers, directors, employees or agents.

IN WITNESS whereof the parties hereto have caused this Contract to be signed on their behalf the day and year first written above.


For British Gas Exploration and Production Limited



                                   Witness:-

Signed: /s/ R. J. BAXTER           Signed: /s/ L. L. MAUGER

Name:   R.J BAXTER                 Name:   L.L.MAUGER

Title:  DIVISIONAL LOGISTICS       Title:  SENIOR SUPPLIES &
        MANAGER                            CONTRACTS OFFICER

For the BUYER on behalf of, and with the full authority of, the BUYER





                                   Witness:-

Signed: /s/ J. MCCULLOCH           Signed:

Name:   MR.J.McCULLOCH             Name:

Title:  VICE PRESIDENT AND         Title:
        GENERAL COUNSEL